EXHIBIT 11.1

CALCULATION OF EARNINGS PER SHARE

YEAR ENDED DECEMBER 31, 1999

Shares Outstanding December 31, 1998                                3,147,186
January 31, 1999                                                      272,000
May 12, 1999                                                        2,900,000
May 17, 1999                                                          571,250
August 18, 1999                                                       200,046
September 30, 1999                                                    228,462
December 14,1999                                                      271,903
December 15, 1999                                                     298,727
December 29, 1999                                                     720,000
                                                                   ----------

Total shares outstanding December 31, 1999                          8,609,574
                                                                    =========

Weighted average shares outstanding                                 5,765,432
                                                                    =========
Net loss for the year ended December 31, 1999                     ($4,055,000)

Net loss per share, primary and fully diluted                           ($.70)
